Exhibit 31

                             DEPOSITOR CERTIFICATION

      Re: GSR Trust 2005-HEL1 (the "Trust") Mortgage-Backed Notes, Series 2005-HEL1, issued pursuant to the Indenture, dated as of December 29, 2005 (the "Indenture"), between GSR Trust 2005-HEL1, as issuer (the "Issuer") and Deutsche Bank National Trust Company, as indenture trustee (the "Indenture Trustee")

I, Michelle Gill, certify that:

            1. I have reviewed this annual report on Form 10-K ("Annual Report"), and all reports on Form 8-K containing distribution reports (collectively with this Annual Report, the "Reports") filed in respect of periods included in the year covered by this Annual Report, of the Trust;

            2. Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Annual Report;

            3. Based on my knowledge, the distribution or servicing information required to be provided to the Indenture Trustee by the Servicer under the Sale and Servicing Agreement, dated as of December 29, 2005 (the "Sale and Servicing Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), the Issuer, Greenpoint Mortgage Funding, Inc., as originator and servicer (the "Servicer"), the Indenture Trustee and Goldman Sachs Mortgage Company, as seller (the "Seller") for inclusion in the Reports is included in the Reports;

            4. Based on my knowledge and upon the annual compliance statement included in this Annual Report and required to be delivered to the Indenture Trustee in accordance with the terms of the Sale and Servicing Agreement, and except as disclosed in the Reports, the Servicer has fulfilled its obligations under the Sale and Servicing Agreement; and

            5. The Reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Sale and Servicing Agreement, that is included in the Reports.

            In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Indenture Trustee and the Servicer.


Date: March 30, 2006
     --------------------------


/s/ Michelle Gill
-------------------------------
Michelle Gill
Vice President